SEVENTH AMENDMENT
TO
EATON SAVINGS PLAN
2016 Restatement

    The Eaton Savings Plan, presently maintained under an amended and restated document made effective generally as of January 1, 2016, as amended (the “Plan”), is hereby further amended in the respects herein set forth:
    1.    Effective January 1, 2021, Section 4.2(a) is replaced in its entirety to read as follows:

(a)    In the case of (i) any person who first completes an Hour of Service on or after April 1, 2011, and becomes eligible to become a Member in accordance with Article III on or after January 1, 2017, and (ii) any employee of an entity acquired by the Company on or after January 1, 2012, who becomes an Employee by reason of being in a group to which coverage under the Plan is extended on or after that date, if such Employee fails to affirmatively apply for membership in the Plan and fails to affirmatively decline membership in the Plan within an administrative period of at least 35 days from the date he is first eligible to become a Member, such Employee will be deemed to have made an election under the Plan to have his Compensation reduced by 6%. The Company will reduce such Employee’s Compensation by this amount and contribute this amount to the Trust on the Employee’s behalf. A Member’s deemed election under this paragraph (a) shall take effect as soon as administratively practicable after the 35th day following the date on which the Employee is first eligible to become a Member in the Plan, provided that the Employee remains actively employed on that date. Notwithstanding the foregoing, in the case of a person who becomes a Member by reason of the merger described in Section 20.8, the deemed election described in this paragraph (a) shall take effect as soon as administratively practicable after the 30th day following receipt of a notice of the kind described in paragraph (b) of this Section 4.2 or January 1, 2014, if later. Such deemed election shall be a “Deferred Compensation Agreement” for purposes of the Plan. A Member’s subsequent election to modify or suspend his Deferred Compensation Agreement will apply on a prospective basis only and shall be made in accordance with the provisions of Section 5.1(b) and (c), as applicable.

    2.    Effective January 1, 2021, Section 6.3 is replaced in its entirety as follows:

    Section 6.3 Investment of Company Contributions and Eaton Retirement Contributions

(a)    Company Matching Contributions on behalf of a Member (not including Eaton Shares allocated and credited to the Member’s Account under Section 15.3 with respect to ESOP Allocation Periods) initially shall be invested in the same manner as such Member’s Regular Contribution and Deferred Compensation Contributions for the applicable contribution period are invested in accordance with Section 6.2(a). Not more frequently than once each day, a Member may direct that his existing Accounts attributable to Company Matching Contributions on behalf of such Member (not including any Eaton Shares allocated and credited to the Member’s Account under Section 15.3 with respect to ESOP Allocation Periods) be transferred between or among the Funds in a manner consistent with the requirements of Section 6.2.

(b)    Each Member may elect upon enrollment, or thereafter not more frequently than once each day, upon notice to the Committee, that as soon as reasonably practicable thereafter, his future Eaton Retirement Contributions made on his behalf, if any, shall all be invested entirety in one of the Funds or in any of the Funds in any combination of whole percentages.

(c)    Not more frequently than once each day, a Member may direct that his existing Account attributable to his Eaton Retirement Contributions made on his behalf be reallocated among the Funds in a manner consistent with the requirements of Section 6.3(b).

(d)    Notwithstanding the provisions of Section 6.3(b) and Section 6.3(c), investment elections by Members under this Section 6.3 shall be subject to such restrictions as the Committee and/or Investment Committee shall from time to time prescribe. In exercising its authority with respect to such restrictions, the Committee and/or Investment Committee shall act in such manner that it shall be expected that the Plan will offer a broad range of investment alternatives within the meaning of Department of Labor Regulations §2550.404c-1(b) as in effect from time to time and provide an opportunity for a Member to exercise control over assets in his individual account within the meaning of Department of Labor Regulations §2550.404c-1(b) as in effect from time to time.

(e)    Eaton Shares allocated and credited to a Member’s Account under Section 15.3 with respect to ESOP Allocation Periods ending after December 31, 2001 shall be invested in accordance with Section 15.3. Not more frequently than once each day, a Member may direct that his existing Accounts attributable to Eaton Shares allocated and credited to the Member’s Account under Section 15.3 with respect to ESOP Allocation Periods ending after December 31, 2001 be transferred between or among the Funds in a manner consistent with the requirements of Section 6.2.

3.    Effective January 1, 2021, a new Appendix D is added to the Plan as follows:

APPENDIX D

TRANSITIONAL PAY CONTRIBUTIONS

    The provisions of this Appendix D set forth provisions relating to supplemental Transitional Pay Contributions. Unless otherwise specifically provided herein, the standard provisions of the Plan apply to Transitional Pay Eligible Members.

Section D.1.    Definitions.

    The following definitions shall also apply for purposes of this Appendix D.

    (a)    “TP Eligible Member”. An otherwise eligible Member who was accruing a benefit in Appendix CB of the Pension Plan for Eaton Corporation Employees or the Puerto Rico Cash Balance Version of the Pension Plan for Eaton Corporation Employees in Puerto Rico as of December 31, 2020.

(b)    “Transitional Pay Contribution.” Contributions by the Company provided for under Section D.2.

(b)    “Transitional Pay Contribution Account.” The Member’s share of Transitional Pay Contributions of the Plan and the income, losses, appreciation and depreciation attributable to such contributions.

(c)    Transition Period. The five-year period from January 1, 2021 to December 31, 2025.

Section D.2.    Transitional Pay Contributions.

(a)    During the Transition Period, a TP Eligible Member will not be an ERC Eligible
Member and will not receive Eaton Retirement Contributions.

(b)    With respect to each pay period during the Transition Period, the Company shall make a Transitional Pay Contribution for such TP Eligible Member in accordance with the following table based on the sum of the Member’s age (years and full months completed as of the earlier of the Member’s date of termination of employment or the first day of the calendar month as of which the Transitional Pay Contribution Account is credited, with a full month credited for the month in which the Member was born and a full month credited for the month for which the contribution is being made) and Vesting Service (years and full months determined in accordance with Section 8.3 as completed as of the earlier of the Member’s date of termination of employment or the first day of the calendar month as of which the Transitional Pay Contribution Account is credited):

Total Age and Service	Percentage of Retirement Compensation
Less than 50	5.00%
50-59	6.00%
60-69	7.00%
70 or more	8.00%
    (c)    The Transitional Pay Contributions will continue for the Transition Period for a TP Eligible Member so long as the TP Eligible Member is continuously employed with the Company.
    (d)    Transitional Pay Contributions made pursuant to this Section D.2 shall be allocated for each pay period and credited to the Transitional Pay Contribution Account of each TP Eligible Member when deposited in the Trust Fund for investment in accordance with Section D.3.
    (e)    Transitional Pay Contributions shall be made in cash. All such Transitional Pay Contributions with respect to a Plan Year shall be made no later than the due date (including extensions) for filing the income tax return of the Company for the taxable year coinciding with such Plan Year.
    (f)    A Member’s Transitional Pay Contribution Account shall be zero percent vested until the Member has completed three years of Vesting Service at which time his vested interest in his Transitional Pay Contribution Account shall be 100 percent. Notwithstanding any other provision of the Plan to the contrary, if a Member is employed by the Company or a member of its Controlled Group on the date he attains age 65 or greater, on the date he terminates from employment by reason of becoming Disabled, or the date he dies, his vested interest in his Transitional Pay Contribution Account shall be 100 percent.

Section D.3. Investment of Transitional Pay Contributions.

(a)    Each Member may elect upon enrollment, or thereafter not more frequently than once each day, upon notice to the Committee, that as soon as reasonably practicable thereafter, his future Transitional Pay Contributions made on his behalf, if any, shall all be invested entirety in one of the Funds or in any of the Funds in any combination of whole percentages.

(b)    Not more frequently than once each day, a Member may direct that his existing Account attributable to his Transitional Pay Contributions made on his behalf be reallocated among the Funds in a manner consistent with the requirements of Section D.3(a).

    (c)    Notwithstanding the provisions of Section D.3(a) and D.3(b), investment elections by Members under this Section D.3 shall be subject to such restrictions as the Committee and/or Investment Committee shall from time to time prescribe. In exercising its authority with respect to such restrictions, the Committee and/or Investment Committee shall act in such manner that it shall be expected that the Plan will offer a broad range of investment alternatives within the meaning of Department of Labor Regulations §2550.404c-1(b) as in effect from time to time and provide an opportunity for a Member to exercise control over assets in his individual account within the meaning of Department of Labor Regulations §2550.404c-1(b) as in effect from time to time.

    (d)    In the event that any amount is credited to the Account of a Member for which the Member has not given an investment direction in the manner described in this Section D.3, such amounts shall be invested in an Investment Fund in accordance with the procedures established by the Committee.

Section D.4.    Loans to Members.

    (a)     The Transitional Pay Contribution Account is not an Account from which the Trustee may make a loan to a Member.

    (b)    The Transitional Pay Contribution Account shall not be considered when calculating 50% of the amount of a Member’s vested Account under Section 9.1.

Section D.5.    Withdrawals During Employment.

    (a)    A Member may not make a withdrawal under Section 10.1 from his Transitional Pay Contribution Account.

Section D.6.    Settlement After Termination of Employment.

    (a)    If as of a Member’s employment termination date the Member’s vested interest in his Transitional Pay Contribution Account is less than 100 percent, that portion of his Transitional Pay Contribution Account that is not vested shall be accounted for separately from the vested portion and shall be disposed of as provided in Section D.6(b). If prior to such employment termination date the Member received a distribution under the Plan and the non-vested portion of his Transitional Pay Contribution Account was not forfeited as provided in Section D.6(b) or, if forfeited, was restored as provided in Section D.6(d), his vested interest in his Transitional Pay Contribution Account shall be an amount (“X”) determined by the following formula:
X = P(AB + D) - D
For purposes of the formula:
P =    The Member's vested interest in his Transitional Pay Contribution Account on the date distribution is to be made.
AB =     The balance of the Member's Transitional Pay Contribution Account as of the Valuation Date immediately preceding the date distribution is to be made.
D =    The amount of all prior distributions from the Member's Transitional Pay Contribution Account.

    (b)    That portion of a Member's Transitional Pay Contribution Account is not vested upon the occurrence of his employment termination date shall be disposed of as follows:

(1)    If the Member has no vested interest in his Account upon the occurrence of his employment termination date or his vested interest in his Account as of the date of distribution does not exceed $5,000, resulting in the distribution or deemed distribution to the Member of his entire vested interest in his Account, the non-vested balance in the Member's Transitional Pay Contribution Account shall be forfeited and his Account closed as of (i) the Member's employment termination date, if the Member has no vested interest in his Account and is therefore deemed to have received distribution on that date, or (ii) the date actual distribution is made to the Member.

(2)    If the Member's vested interest in his Account exceeds $5,000 and the Member is eligible for and consents in writing to a single sum payment of his vested interest in his Account, the non-vested balance in the Member's Transitional Pay Contribution Account shall be forfeited and his Account closed as of the date the single sum payment occurs, provided that such distribution is made because of the Member's employment termination date. A distribution is deemed to be made because of a Member's employment termination date if it occurs prior to the end of the second Plan Year beginning on or after the Member's employment termination date.

(3)    If neither Section D.6(b)(1) nor D.6(b)(2) is applicable, the non-vested balance in the Member's Transitional Pay Contribution Account shall continue to be held in such Account and shall not be forfeited until the last day of the 5-year period beginning on his employment termination date, provided that the Member is not reemployed by the Company or a Controlled Group Member prior to that date.

    (c)    Whenever the non-vested balance of a Member's Transitional Pay Contribution Account is forfeited during a Plan Year in accordance with the provisions of Section D.6(b), the amount of such forfeiture shall be applied against the Company's contribution obligations for the Plan Year or any subsequent Plan Year or, at the Company's election, applied to pay Plan expenses.

    (d)    A former Member who forfeited the non-vested portion of his Transitional Pay Contribution Account in accordance with the provisions of Section D.6(b)(1) or D.6(b)(2) and who is reemployed by the Company or a Controlled Group Member shall have such forfeited amounts recredited to a new Account in his name, without adjustment for interim gains or losses experienced by the Trust, if he returns to employment with the Company or a Controlled Group Member before the end of the five-year period beginning with the first day of his period of severance (as defined in Section 8.1(d)). For purposes of clarity, repayment of any distributed vested portion of the Account is not required for the restoration of the forfeited amounts. Funds needed in any Plan Year to recredit the Account of a Member with the amounts of prior forfeitures in accordance with the preceding sentence shall come first from forfeitures that arise during such Plan Year, and then from the Company by way of a separate contribution.

    (e)    “Unclaimed Accounts” (as defined in Section 11.12(b) of a Member or Beneficiary which are forfeited shall be used to reduce future Transitional Pay Contributions. Notwithstanding the foregoing, however, should the amount of all such forfeitures for any Plan Year exceed the amount of Company Contribution, Employee Retirement Contribution and Transitional Pay Contribution obligations for the Plan Year, the excess amount of such forfeitures shall be held unallocated in a suspense account and shall for all Plan purposes be applied against the Company Contribution, Eaton Retirement Contribution and Transitional Pay Contribution obligations for the following Plan Year.

Section D.7.    Top-Heavy Plan Requirements.

    (a)    Transitional Pay Contributions are considered when determining the largest percentage of Compensation that is allocated for a Plan Year to the Account of any Key Employee under Section 14.5(a).

Section D.8.    Amendment, Suspension or Termination of the Plan.

    (a)    In the event of a termination of the Plan in whole or in part or upon the complete discontinuance of Transitional Pay Contributions, a Member affected by such termination or discontinuance shall be fully vested in his Account.

* * *

EXECUTED AT Cleveland, Ohio this     14th     day of December 2020.

                            EATON CORPORATION

                            By:        /s/ Ernest Marshall

                            Title:         Chief Human Resources Officer

4837-3298-7090